UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) August 10, 2015

Digital Turbine, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-35958	22-2267658
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1300 Guadalupe Street Suite # 302, Austin TX	78701
(Address of Principal Executive Offices)	(Zip Code)

(512) 387-7717

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(a) Effective August 10, 2015, Peter Guber, a director of Digital Turbine, Inc. (the "Company") since August 2007, tendered his resignation from the Company's board of directors.

In conjunction with his resignation, Mr. Guber and the Company entered into a six-month lock-up of his holdings of shares of the Company's common stock ("Shares") and any securities convertible into or exercisable or exchangeable for Shares. The Company has the right to maintain the lock up for up to 180 days after the effective date of his resignation, subject to exceptions for gifts and a "most favored nations" clause. This summary of the lock-up agreement is subject to the actual terms of the agreement, a copy of which will be contained in the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ending September 30, 2015.

On August 14, 2015, the Company issued a press release announcing Mr. Guber's resignation. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description

99.1	Press release dated August 14, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: August 14, 2015	Digital Turbine, Inc.

	By:	/s/ Andrew Schleimer
Andrew Schleimer
Executive Vice President, Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release dated August 14, 2015.